Exhibit 99.1

PAUL GALANT JOINS COMPOSECURE’S BOARD OF DIRECTORS

Industry Veteran Brings Deep Expertise in Payments, eCommerce, and Security, from Verifone and Other Notable Financial Services Firms

Somerset, NJ – September 21, 2022 – CompoSecure, Inc. (Nasdaq: CMPO), a leader in payment, security, and authentication solutions, today announced the appointment of Paul Galant to its Board of Directors as an independent director.

Mr. Galant is a seasoned executive with extensive experience in financial services, payments, and security technology. He has experience as a public company CEO at Verifone and he currently is an Operating Partner with Michael Klein & Company and Churchill Capital Company, L.L.C. Mr. Galant previously served as Senior Advisor at McKinsey & Company, was CEO of BrightStar Corp and an Operating Partner at Softbank Group Corp., and CEO of Citigroup’s publicly reported institutional and Consumer Bank Divisions. Prior to his leadership roles at Citigroup, Mr. Galant also held leadership roles at Donaldson, Lufkin & Jenrette, Smith Barney & Co., Inc., and Credit Suisse First Boston. Mr. Galant also currently serves on the Board of Directors of Vivint Smart Home, Inc. (NYSE: VVNT).

Jon Wilk, President and CEO of CompoSecure, said “We are delighted to welcome Paul to our Board of Directors, and believe his expertise, particularly around payments and commerce, will be helpful as we extend our leadership in the premium metal payment card market, and position the Arculus platform to meet the growing need for digital security, authentication, and cold storage solutions.”

Mr. Galant commented, “While CompoSecure is newly public, its leadership has delivered over 20 years of success with a proven, highly profitable business model and an enviable track record of growth and innovation. I am excited to add my experience to advise the company as it drives its next wave of growth.”

Mr. Galant’s appointment maintains the CompoSecure Board of Directors at seven members, as he will become the Roman DBDR Tech Sponsor LLR designee to the Board and succeed Don Basile who is leaving the Board.

Dr. Basile said “We are excited to bring Paul to the Board and believe it is the right time to add his industry-specific expertise to help navigate the tremendous opportunities in front of CompoSecure.”

Pursuant to the Company’s charter, the Board of Directors is empowered to appoint directors to fill vacant seats resulting from the resignation of a current director and pursuant to the Company’s stockholder agreement, Roman DBDR Tech Sponsor LLC has the right to designate one member of the Board of Directors. Mr. Galant is expected to finish Dr. Basile’s term ending in 2024.

About CompoSecure

Founded in 2000, CompoSecure (Nasdaq: CMPO) is a technology partner to market leaders, fintechs and consumers enabling trust for millions of people around the globe. The company combines elegance, simplicity and security to deliver exceptional experiences and peace of mind in the physical and digital world. CompoSecure’s innovative payment card technology and metal cards with ArculusTM security and authentication capabilities deliver unique, premium branded experiences, enable people to access and use their financial and digital assets, and ensure trust at the point of a transaction. For more information, please visit www.composecure.com and www.GetArculus.com.

About Roman DBDR Tech Acquisition Corp.

Roman DBDR was a special purpose acquisition company whose business purpose was to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses or entities, and was intended to focus its search on companies in the technology, media and telecom industries. Roman completed its business combination with CompoSecure in December 2021. Roman was led by its Co-Chief Executive Officers, Dr. Donald G. Basile and Dixon Doll, Jr.

Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on various assumptions, whether or not identified in this Press Release, and on the current expectations of the Company’s management and are not predictions of actual performance. Although the Company believes that its plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. In some instances, these statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. You should understand that the following important factors, among others, could affect the Company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements: the ability of the Company to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees; the possibility that the Company may be adversely impacted by other economic conditions (including the rapidly evolving conflict between Russian and the Ukraine), business, and/or competitive factors; future exchange and interest rates; and other risks and uncertainties included under “Risk Factors” in the Company’s filings that have been made or will be made with the Securities and Exchange Commission from time to time. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that CompoSecure does not presently know or that CompoSecure currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. However, while CompoSecure may elect to update these forward-looking statements at some point in the future, the Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Corporate Contact:

Anthony Piniella

908.898.8887

Head of Communications, CompoSecure

apiniella@composecure.com

Investor Relations Contact:

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

ir@composecure.com

####